EATON VANCE TAX-ADVANTAGED BOND AND
OPTION STRATEGIES FUND
INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT effective this 1st day of November,
2016 between Eaton Vance Management (the
"Adviser"), and Parametric Portfolio Associates
LLC, (the "Sub-Adviser").
WHEREAS, Eaton Vance Tax-Advantaged Bond
and Option Strategies Fund (the "Trust") is
registered under the Investment Company Act of
1940, as amended (the "1940 Act"), as a closed-
end, management investment company;
WHEREAS, the Adviser has entered into an
Investment Advisory Agreement, dated May 4,
2010 (the "Advisory Agreement"), with the Trust,
relating to the provision of advisory and
management services; and
WHEREAS, pursuant to authority granted to the
Adviser in the Advisory Agreement, the Adviser
retained Parametric Risk Advisers LLC ("PRA") to
furnish investment advisory services to the Trust
related to the Trust's options strategy, pursuant to
an investment sub-advisory agreement dated May
4, 2010; and
WHEREAS, the Trust and PRA desire that the Sub-
Adviser, which is under common control with PRA,
be appointed by the Adviser to replace PRA as the
Trust's sub-adviser in a transfer which does not
result in a change of control or management in
accordance with Rule 2a-6 of the 1940 Act, and the
Sub-Adviser accepts such appointment and is
willing to furnish such services to the Trust and the
Adviser pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual
covenants and agreements set forth herein, the
Adviser and the Sub-Adviser agree as follows:
       1.   Appointment.  The Adviser hereby
appoints the Sub-Adviser to act as the investment
adviser for and to manage the investment and
reinvestment of the assets of the Trust related to
the Trust's option strategy on the terms set forth in
this Agreement.  The Sub-Adviser accepts such
appointment and agrees to furnish the services set
forth herein for the compensation herein provided.
The Sub-Adviser shall not be responsible for
aspects of the Trust's investment program other
than its options strategy, including without limitation
purchases and sales of securities other than
options, selection of brokers to conduct such
purchases and sales of securities other than
options, compliance with investment policies and
restrictions other than those concerning options, or
proxy voting.
       2.   Sub-Adviser Duties.  Subject to the
supervision of the Trust's Board of Trustees (the
"Board") and the Adviser, the Sub-Adviser will
provide a continuous investment program relating
to the Trust's purchase or sale of options for the
Trust's portfolio.  Subject to approval of the Trust's
Board and notice to the Sub-Adviser, the Adviser
retains complete authority immediately to assume
direct responsibility for any function delegated to
the Sub-Adviser under this Agreement.  Subject to
the foregoing, the Sub-Adviser will provide options
investment research and conduct a continuous
program of options evaluation, investment, sales,
and reinvestment of the Trust's assets by
determining the options strategy that the Trust shall
pursue, including which options shall be purchased,
entered into, sold, closed, or exchanged for the
Trust, when these transactions should be executed,
and what portion of the assets of the Trust shall
have options written against them.   The Sub-
Adviser will provide the services under this Agreement in accordance with the Trust's investment objective or objectives, policies, and restrictions as stated in the Trust's Registration
Statement filed with the Securities and Exchange
Commission ("SEC"), as amended (the
"Registration Statement"), copies of which shall be sent to the Sub-Adviser by the Adviser prior to the commencement of this Agreement and promptly following any such amendment. The Adviser and the Sub-Adviser further agree as follows:
             a.   Each of the Adviser and the Sub-
Adviser will conform materially with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with materially any applicable procedures adopted by the Trust's Board of which the Sub-Adviser has been sent a copy, and the provisions of the Registration Statement, of which the Sub-Adviser has received a copy and with the Sub-Adviser's portfolio manager operating policies and procedures as are approved by the Adviser. Each of the Adviser and the Sub-Adviser shall exercise reasonable care in the performance of its duties under the Agreement.
             b.   In connection with any purchase
and sale of securities for the Trust related to the implementation of the options strategy developed by the Sub-Adviser, the Sub-Adviser will arrange for the transmission to the custodian for the Trust
(the "Custodian") on a daily basis such
confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify options to be purchased or sold on behalf of the Trust, as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to the Trust. With respect to options to be settled through the Trust's
Custodian, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such options trades to the Trust's Custodian.
             c.   The Sub-Adviser will assist the
Custodian in determining or confirming, consistent with the procedures and policies stated in the Registration Statement or adopted by the Board, the value of any options or other assets of the Trust for which the Sub-Adviser is responsible and for which the Custodian seeks assistance from or identifies for review by the Sub-Adviser; provided that the Sub-Adviser shall be responsible for determining in good faith, consistent with the procedures and policies stated in the Registration
Statement or adopted by the Board, the fair value of the Trust's portfolio of options for which the Sub-
Adviser is responsible and shall obtain at its own expense pricing services for the Trust's portfolio of options from Interactive Data ("IDS"), Bloomberg, or another pricing service to be mutually agreed. The parties acknowledge that the Sub-Adviser is not a custodian of the Trust's assets and will not take possession or custody of such assets.
             d.   Following the end of the Trust's
semi-annual period and fiscal year, the Sub-Adviser will assist the Adviser in preparing a letter to shareholders containing a discussion of relevant investment factors in respect of both the prior quarter and the fiscal year to date.
             e.  The Sub-Adviser will complete
and deliver to the Adviser for each quarter by the 5th business day of the following quarter a written compliance checklist in a form provided by the Adviser relating to the performances of the Sub-
Adviser under this Agreement.
             f.   The Sub-Adviser will make
available to the Trust and the Adviser, promptly upon request, any of the Trust's investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the Custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules under each, as well as other applicable laws.
The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Trust which may be requested by such authorities in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.
             g.   The Sub-Adviser will provide
reports to the Board for consideration at meetings of the Board on the options portion of the investment program for the Trust and the options purchased and sold for the Trust's portfolio, and will furnish the Board with such periodic and special reports as the Board and the Adviser may reasonably request.
             h.   The Adviser shall assure that the
Trust complies with its investment policies and restrictions as set forth in the Registration
Statement, except for policies and restrictions concerning implementation of the Trust's options strategy, and the Adviser acknowledges that the Sub-Adviser shall not be responsible for the Trust's compliance with its investment policies and restrictions other than those concerning implementation of the Trust's options strategy.
             i.   The Adviser acknowledges that
the Sub-Adviser shall not be responsible for meeting or monitoring compliance with the income and asset diversification requirements of Section
851 of the Internal Revenue Code, and the Adviser acknowledges that the Adviser is responsible for the same.
       3.   Broker-Dealer Selection.  The Sub-
Adviser is authorized to make decisions to buy and sell options for the Trust's portfolio, and to select broker-dealers and to negotiate brokerage commission rates in effecting an option transaction.
The Sub-Adviser's primary consideration in effecting an option transaction will be to obtain the best execution for the Trust, taking into account the factors specified in the prospectus and/or statement of additional information for the Trust, and determined in consultation with the Adviser, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the option, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of options. Accordingly, the price to the Trust in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. The Sub-
Adviser shall not receive any research service from any broker-dealer or from any third party that is paid by such broker-dealer in return for placing trades through such broker-dealer on behalf of the Trust. The Sub-Adviser will consult with the Adviser to ensure that portfolio transactions on behalf of the Trust are directed to broker-dealers on the basis of criteria reasonably considered appropriate by the Adviser. To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Trust to an affiliated broker-dealer.
Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-
Adviser will report on said allocation regularly to the Trust's Board indicating the broker-dealers to which such allocations have been made and the basis therefore.
       4.   Compensation of the Sub-Adviser.  For
the services, payments and facilities to be furnished hereunder by the Sub-Adviser, to the extent the Adviser receives at least such amount from the Trust pursuant to the Advisory Agreement, the Sub-
Adviser shall be entitled to receive from the Adviser compensation in an amount equal to the following average daily net assets of the Trust throughout each month.


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 For purposes of this calculation, "net assets" of the
Trust shall mean total assets of the Trust, minus all accrued expenses incurred in the normal course of operations.

Such compensation shall be payable monthly in
arrears on the last business day of each month.
The Trust's daily net assets shall be computed in
accordance with the Declaration of Trust of the
Trust and any applicable votes and determinations
of the Trustees of the Trust.  In case of initiation or
termination of the Agreement during any month
with respect to the Trust, the fee for that month
shall be based on the number of calendar days
during which it is in effect.
       5.   Allocation of Charges and Expenses. It
is understood that, pursuant to the Advisory
Agreement, the Trust will pay all expenses other
than those expressly stated to be payable by the
Sub-Adviser hereunder or by the Adviser under the
Advisory Agreement, which expenses payable by
the Trust shall include without limitation:   (i)
expenses of organizing and maintaining the Trust and continuing its existence, (ii) registration of the Trust under the 1940 Act, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of listing shares of the Trust with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of shares in the Trust, including expenses of conducting tender offers for the purpose of repurchasing Trust shares,
(viii) expenses of registering and qualifying the Trust and its shares under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes, including amendments, and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Trust and of the Trust's principal underwriter, if any, as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Trust, (xv) expenses for servicing shareholder accounts, (xvi) any direct charges to shareholders approved by the Trustees of the Trust, (xvii) compensation and expenses of Trustees of the Trust who are not members of Eaton
Vance's organization and (xviii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers and shareholders with respect thereto. During the term of this Agreement, the Sub-
Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its duties under this Agreement including, but not limited to, rental and overhead expenses, expenses of the Sub-Adviser's personnel, pricing services in accordance with Section 2, insurance of the Sub-
Adviser and its personnel, research services and taxes of the Sub-Adviser.
       6.   Other Interests.  It is understood that
Trustees and officers of the Trust and shareholders of the Trust are or may be or become interested in the Sub-Adviser as partners, officers, employees, interestholders or otherwise and that partners, officers, employees and interestholders of the Sub-
Adviser are or may be or become similarly interested in the Trust, and that the Sub-Adviser may be or become interested in the Trust as a shareholder or otherwise. It is also understood that partners, officers, employees and interestholders of the Sub-Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) that the Sub-Adviser may organize, sponsor, or acquire, or with which it may merge or consolidate, and which may include the words "Parametric" or any combination thereof as part of their name, and that the Sub-Adviser or its affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.
       7.   Limitation of Liability of the Sub-Adviser.
The services of the Sub-Adviser to the Adviser for the benefit of the Trust are not to be deemed to be exclusive, the Sub-Adviser being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Adviser or the Trust or any shareholder in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the acquisition, holding, or disposition of any security or other investment.
       8. Duration and Termination.
             a.   This Agreement shall become
effective upon the date of its execution, and unless terminated as provided herein, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and affect indefinitely thereafter, but only so long as such continuance after such date is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities of the Trust, and (b) the vote of a majority of those Trustees who are not interested persons of the Sub-Adviser, the Adviser, or the Trust cast in person at a meeting called for the purpose of voting on such approval.
             b.   Notwithstanding the foregoing,
this Agreement may be terminated: (a) by the Adviser at any time without payment of any penalty, upon 60 days' prior written notice to the Sub-
Adviser and the Trust; (b) at any time without payment of any penalty by the Trust, by the Trust's
Board or a majority of the outstanding voting securities of the Trust, upon 60 days' prior written notice to the Adviser and the Sub-Adviser, or (c) by the Sub-Adviser upon 3 months' prior written notice unless the Trust or the Adviser requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or Adviser not to exceed 3 additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Adviser and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust.
       9.   Notices.  Any notice must be in writing
and shall be sufficiently given (1) when delivered in person, (2) when dispatched by electronic mail or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
Eaton Vance Tax-Advantaged Bond
and Option Strategies Fund
Two International Place
Boston, Massachusetts 02110
Attn: Chief Legal Officer

If to the Adviser:
Eaton Vance Management
Two International Place
Boston, Massachusetts 02110
Attn: Chief Legal Officer

If to the Sub-Adviser:
Parametric  Portfolio Associates LLC
1918 Eighth Avenue, Suite 3100
Seattle, WA  98101
Attn:  Legal and Compliance
Department
Phone:  206-694-5500
Email:  PPA-
LegalNotices@paraport.com

       10. Amendments.  This Agreement may be
amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Sub-Adviser, the Adviser, or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) if required by the 1940 Act, by vote of a majority of the outstanding voting securities of the Trust.
       11. Limitation of Liability. The Sub-Adviser expressly acknowledges the provision in the Declarations of Trust of the Trust and of the Adviser limiting the personal liability of trustees, officers, and shareholders of the Trust and the Adviser, respectively, and the Sub-Adviser hereby agrees that it shall have recourse to the Trust or the Adviser, respectively, for payment of claims or obligations as between the Trust or the Adviser, respectively, and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the trustees, officers, or shareholders of the Trust or the Adviser
       12. Certain Definitions.  The terms
"assignment" and "interested persons" when used herein shall have the respective meanings specified in the 1940 Act, as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange
Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of shares of the Trust present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Trust are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Trust.
       13.   Miscellaneous.
             a.   This Agreement shall be
governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.
             b.   The captions of this Agreement
are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
             c.  If any provision of this Agreement
or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.
             d.   This Agreement may be
executed in any number of counterparts, and all of said counterparts shall be deemed to constitute one and the same instrument.
 [Signature page follows.]


	IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be executed as of the day and year first above written.
                               EATON VANCE
MANAGEMENT


                               By:

                               Name:
	Maureen A. Gemma
                                 		Vice
President, and not individually

    PARAMETRIC
PORTFOLIO
ASSOCIATES LLC


                               By:

                               Name:
	Jonathan Orseck

	Managing Director, and not individually





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